AMENDMENT NO. 2 TO INVESTMENT ADVISORY AGREEMENT

Between Figure Certificate Company and Figure Investment Advisors, LLC

This Amendment No. 2 (this "Amendment") to the Investment Advisory Agreement dated December 22, 2024 (the "Agreement"), is made and entered into as of April 1, 2026 (the "Effective Date"), by and between **Figure Certificate Company** (the "Company"), a face-amount certificate company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and **Figure Investment Advisors, LLC** (the "Adviser"), a limited liability company registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

RECITALS

WHEREAS, the Company and the Adviser are parties to the Agreement, pursuant to which the Adviser provides investment advisory services to the Company in exchange for compensation as set forth therein, including an advisory fee currently equal to fifteen basis points (0.15%) per annum on the average daily net assets of the Company (or such other basis as specified in the Agreement);

WHEREAS, the Adviser has proposed, and the Board of Directors of the Company (the "Board") has approved (including by a majority of the independent directors, if any, cast in person at a meeting called for that purpose), a reduction in the advisory fee rate from fifteen basis points (0.15%) to ten basis points (0.10%) per annum on the average daily net assets of the Company, while the Adviser continues to provide the same level and quality of investment advisory services;

WHEREAS, Section 15 of the 1940 Act requires that any material amendment to an investment advisory agreement, including a change in compensation, be approved in accordance with the requirements therein (including Board approval and, if applicable, shareholder approval); and

WHEREAS, the parties desire to amend the Agreement to reflect the approved reduction in the advisory fee rate.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. **Amendment to Compensation Section.** Effective as of the Effective Date, the compensation provision in the Agreement, on Schedule A, is hereby amended by replacing the existing advisory fee rate language in its entirety with the following: "The Advisor shall receive an annual asset management fee (the "Asset Management Fee"), paid on a monthly basis, equal to 0.10% of the net asset value of the Company's assets, as determined by the Company or its appointed designee (the "Company Asset Value")." All other terms of the compensation section, including calculation methodology, payment timing, expense reimbursements (if any), and waivers, shall remain unchanged unless otherwise specified.

2. **No Other Changes.** Except as expressly amended hereby, all terms and conditions of the Agreement shall remain in full force and effect. This Amendment shall be deemed incorporated into, and form a part of, the Agreement.
3. **Governing Law.** This Amendment shall be governed by and construed in accordance with the laws of the State of California, without regard to conflict of laws principles, and in accordance with the applicable provisions of the 1940 Act.
4. **Counterparts.** This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Electronic signatures (including via DocuSign or similar platform) shall have the same force and effect as original signatures.
5. **Ratification.** The Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the Effective Date.

FIGURE CERTIFICATE COMPANY

Signed by:

By: Michael Tannenbaum

883214721F304B5...

Name: Michael Tannenbaum

Title: Chief Executive Officer

Date: 3/1/2026

FIGURE INVESTMENT ADVISORS, LLC

Signed by:

By: ______________________

133D0D6CE61244B...

Name: Jason Rives

Title: Chief Compliance Officer

Date: 3/5/2026